ArthroCare, Corporation

DO NOT DESTROY THIS NOTE: When paid, this note, with Deed of Trust securing same, must be surrendered to Trustee before reconveyance will be made.


NOTE SECURED BY DEED OF TRUST
STRAIGHT NOTE


$350,000

Sunnyvale, California


May 1, 1999




For value received, John Tighe and Susie Tighe, husband and wife (payor/trustor) and promises to pay to ArthroCare Corporation, a Delaware corporation (payee/beneficiary), or order, at place designated by payee, the principal sum of three hundred fifty thousand dollars ($350,000), together with interest from N/A on the unpaid principal hereof from the date hereof at the rate of zero percent (0%) per annum, payable upon the earlier of (1) following a sale or transfer of the property securing this note or any interest therein (2) twelve months following the termination by ArthroCare Corporation of John Tighe's employment with ArthroCare (3) twelve months following the sale of ArthroCare Corporation by merger, reorganization or sale of substantially all assets or (4) upon the termination by John Tighe of his employment with ArthroCare.

Principal, interest, and all other sums which may become due in connection with this note and the deed of trust security same, shall be payable in lawful money of the United States of America. Should default be made in any payment when due, the whole sum of principal and interest shall become immediately due at the option of the holder of this note. If action be instituted on this note, I promise to pay such sum as the Court may fix as attorney's fees.

The Deed of Trust securing this note contains the following provision:
In the event the herein described property or any part hereof, or any interest therein is sold agreed to be sold, conveyed or alienated by the Trustor, or by the operation of law or otherwise, all obligations secured by this instrument, irrespective of the maturity dates expressed therein, at the option of the holder hereof and without demand or notice shall immediately become due and payable. This note is secured by a DEED OF TRUST to ArthroCare Corporation, a Delaware corporation as Trustee.




        _______________________________
                                                        John Tighe


        _______________________________
                                                        Susie Tighe